Exhibit 10.25

FIFTH AMENDMENT TO LEASE AGREEMENT

This Fifth AMENDMENT TO LEASE AGREEMENT (“this Fifth Amendment”) is dated as of January 16, 2019 (“Effective Date”), by and between ARE-MARYLAND NO. 46, LLC, a Delaware limited liability company, having an address at 385 E. Colorado Boulevard, Suite 299, Pasadena, California 91101 (“Landlord”), and NOVAVAX, INC., a Delaware corporation, having an address at 9920 Belward Campus Drive, Rockville, Maryland 20850-3991 (“Tenant”).

RECITALS

A.       GP Rock One, L.L.C., a Rhode Island limited liability company, and Tenant have entered into that certain Lease Agreement (“Original Lease”) dated as of May 7, 2007, as amended by a First Amendment to Lease Agreement dated as of May 30, 2008 (“First Amendment”) between Tenant and BMR-9920 Belward Campus Q LLC, a Rhode Island limited liability company f/k/a GP Rock One, L.L.C. (“Original Landlord”), a Second Amendment to Lease Agreement dated as of June 26, 2008 (“Second Amendment”) between Tenant and Original Landlord, a Third Amendment to Lease dated as of February 29, 2016 (“Third Amendment”) between Tenant and BMR-9920 Belward Campus Drive, LLC, a Delaware limited liability company (“Successor Landlord”), as successor in interest to Original Landlord, and a Fourth Amendment to Lease dated as of March 31, 2017 (“Fourth Amendment”; together with the Original Lease, the First Amendment, the Second Amendment, and the Third Amendment, the “Lease”), between Tenant and Successor Landlord, wherein Landlord leased to Tenant certain premises (“Premises”) located at 9920 Belward Campus Drive, Rockville, Maryland 20850-3991, as more particularly described in the Lease.

B.       Successor Landlord conveyed the land and improvements containing the Premises to Landlord by Special Warranty Deed dated May 8, 2018 and recorded on May 24, 2018 among the Land Records of Montgomery County, Maryland in Book 56100, Page 50.

C.       Landlord and Tenant desire to amend the Lease, among other things, to extend the Extension Term for a period of 48 months from February 1, 2020 to January 31, 2024, and to provide a further option to Tenant to extend the Extension Term for a period of 57 months from February 1, 2024 to October 31, 2028, all on the terms and conditions set forth in this Fifth Amendment.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.       Definitions; Recitals. Terms used in this Fifth Amendment but not otherwise defined shall have the meanings set forth in the Lease. The Recitals form an integral part of this Fifth Amendment and are hereby incorporated by reference.

2.       Amendment of Section 26. Section 26 of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 26:

26.       Extension Options.

A.       Second Extension Term. The Extension Term expires, unless extended or earlier terminated in accordance with the terms and conditions of this Lease, on January 31, 2020. Provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant has the option to extend (“Second Extension Term Option”) the Extension Term for one (I) additional period of 48 months (“Second Extension Term”). If so extended, the Second Extension Term shall begin on February 1, 2020 and, unless earlier terminated, end on January 31, 2024. Tenant shall have the right to exercise the Second Extension Term Option by sending written notice to Landlord by no later than May 1, 2019. The Second Extension Term Option shall be null and void and of no further force and effect if Tenant fails to exercise timely the Second Extension Term Option as provided in this paragraph.

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Fifth Amendment to Lease Agreement –-Novavax, Inc.	Page - 2

If Tenant timely exercises the Second Extension Term Option, the Base Rent for the Second Extension Term shall increase by 3% for each year during the Second Extension Term. All other terms and provisions of this Lease shall govern the Second Extension Term. Notwithstanding the foregoing, if Tenant is then in default under the provisions of this Lease beyond any applicable notice and cure period at what would have been the commencement date of the Second Extension Term (i.e., February 1, 2020), the Second Extension Term Option shall be null and void and of no further force or effect.

Upon request of Landlord, Tenant shall execute and deliver a written acknowledgement of Tenant’s exercise of the Second Extension Term Option and the commencement date of the Second Extension Term when it is established in the form attached hereto as Exhibit A; provided, however, that Tenant’s failure to execute and deliver such acknowledgement shall not affect Landlord’s rights under this Fifth Amendment.

B.       Third Extension Term. The Second Extension Term expires, unless extended or earlier terminated in accordance with the terms and conditions of this Lease, on January 31, 2024. Provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant has the option to extend (“Third Extension Term Option”) the Extension Term for one (I) additional period of 57 months (“Third Extension Term”). If so extended, the Third Extension Term shall begin on February 1, 2024 and, unless earlier terminated, end on October 31, 2028. Tenant shall have no further right to extend the Lease Term. Tenant shall have the right to exercise the Third Extension Term Option upon not less than 9 months’ prior written notice to Landlord given before the expiration of the Second Extension Term. If Tenant timely exercises the Third Extension Term Option, the Base Rent for the Third Extension Term shall increase by 3% for each year during the Third Extension Term. All other terms and provisions of this Lease shall govern the Third Extension Term. Notwithstanding the foregoing, if Tenant is then in default under the provisions of this Lease beyond any applicable notice and cure period at what would have been the commencement date of the Third Extension Term (i.e., February 1, 2024), the Third Extension Term Option shall be null and void and of no further force or effect.

3.	Miscellaneous.

a.       Entire Agreement. The Lease, as amended by this Fifth Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. The Lease, as so amended by this Fifth Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

b.       Binding Effect. This Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.       Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Jones Lang LaSalle Brokerage, Inc. (“JLL”), which represents Tenant. JLL shall be paid by Landlord pursuant to a separate agreement between Landlord and JLL. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than JLL, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fifth Amendment.

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Fifth Amendment to Lease Agreement –-Novavax, Inc.	Page - 3

d.       Ratification; Conflicts. Except as amended and/or modified by this Fifth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fifth Amendment. In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail. Regardless of whether specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.

e.       Counterparts/Electronic Signatures. This Fifth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Fifth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

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Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Fifth Amendment to Lease Agreement –-Novavax, Inc.	Page - 4

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment under seal as of the day and year first above written.

TENANT:

NOVAVAX, INC,
a Delaware corporation

By: /S/ John A. Herrmann III
Name: John A. Herrmann III
Title: SVP, General Counsel

LANDLORD:

ARE- MARYLAND NO. 46, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By: /S/ Jennifer Banks
Name: Jennifer Banks
Title: Co-Chief Operating Officer & General Counsel

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Fifth Amendment to Lease Agreement –-Novavax, Inc.	Page - 5

EXHIBIT A

ACKNOWLEDGMENT OF EXERCISE OF SECOND EXTENSION TERM OPTION AND SECOND EXTENSION TERM COMMENCEMENT DATE

This ACKNOWLEDGMENT OF EXERCISE OF SECOND EXTENSION TERM OPTION AND SECOND EXTENSION TERM COMMENCEMENT DATE is made as of this _____ day of _____________, 201__, between ARE-MARYLAND NO. 46, LLC, a Delaware limited liability company (“Landlord”), and NOVAVAX, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Fifth Amendment to Lease Agreement dated as of January __, 2019 (“Fifth Amendment”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease (as defined in the Fifth Amendment).

Landlord and Tenant hereby acknowledge and agree that Tenant has exercised the Second Extension Term Option, the commencement date of the Second Extension Term is February 1, 2020, and the expiration date of the Base Term of the Lease shall be midnight on January 31, 2024. In case of a conflict between the terms of the Lease and the terms of this Acknowledgement, this Acknowledgement shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF EXERCISE OF SECOND EXTENSION TERM OPTION AND SECOND EXTENSION TERM COMMENCEMENT DATE under seal to be effective on the date first above written.

TENANT:

NOVAVAX, INC,
a Delaware corporation

By: _______________________________(SEAL)
Name: ________________________________
Title: ________________________________

LANDLORD:

ARE- MARYLAND NO. 46, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:____________________(SEAL)
Name:_______________________
Title:_________________________

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.